INCORPORATED UNDER THE
                          LAWS OF THE STATE OF DELAWARE

Number                                                                  Shares




                             AMERICAN SKIING COMPANY

                              Class A Common Stock

This Certifies that _________________________________ is the owner of
_______________________ Shares of the Common Capital Stock of American Skiing Company transferable only on the Books of the Corporation by the holder hereof in person or by duly authorized Attorney on Surrender of this Certificate properly endorsed.

In Witness Whereof of the duly authorized officers of this corporation have hereunto subscribed their names and caused the Corporate Seal to be hereto affixed.

At ______________ this _______________ day of ___________________ A.D. _________

                           SHARES Par Value $.01 EACH

                                   CERTIFICATE

                                       FOR



                                     SHARES

                                     OF THE

                                     CLASS A
                                  COMMON STOCK

                             AMERICAN SKIING COMPANY

                                    ISSUED TO

                     --------------------------------------

                                      DATED

                      -------------------------------------


SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (the "Act"), AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SHARES MAY BE SOLD PURSUANT TO RULE 144 OR ANOTHER AVAILABLE EXEMPTION UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER.